                                                                     EXHIBIT 3.2


                                    BY LAWS
                                       OF

                          THE NEW IBERIA BANCORP, INC.


                                        SECTION 1.   OFFICES

1.1 The principal office shall be located at 800 S. Lewis Street, New Iberia, Louisiana.

1.2 The corporation may have such offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                        SECTION 2.  SHAREHOLDERS' MEETING

2.1 All meetings of the shareholders shall be held at the principal office of the corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

2.2 An annual meeting of the shareholders shall be held on the Second Monday of March in each year, or if said day be a legal holiday, then on the next succeeding day not a legal holiday, between the hours of 10:00 a.m. and 3:00 p.m., for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting; provided, however, that the Board of Directors may postpone the annual meeting for a period not exceeding 2 months.

REFERENCE:  SEE AMENDMENT FOR SECTION 2.2 DATED FEBRUARY 22, 1988
            SEE AMENDMENT FOR SECTION 2.2 DATED FEBRUARY 22, 1993

2.3 Special meetings of the shareholders, for any purpose or purposes, may be called by the President or Chief Executive Officer or by the Board of Directors. At any time, upon the written request of any shareholder or shareholders holding in the aggregate two-thirds of the total voting power, the Secretary shall call a special meeting of shareholders to be held at the registered office of the corporation at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the receipt of said request.

REFERENCE:  SEE AMENDMENT FOR SECTION 2.3 DATED AUGUST 27, 1984.
            SEE AMENDMENT FOR SECTION 2.3 DATED DECEMBER 28, 1994.


2.4 Except as otherwise provided in Section 2.3 hereof, or by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholders entitled to vote at such meeting, at least ten days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose thereof, unless action is to be taken at the meeting as to which notice is required by law.





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2.5      At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

2.6 Except as otherwise provided by law, the presence, in person or by proxy, of the holders of a majority of the total voting power shall be requisite and shall constitute a quorum at all meetings of the shareholders.

2.7 When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.8 At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. The aforesaid proxy need not be a shareholder of the corporation. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation at the time of the said meeting or on the record date for the determination of shareholders entitled to vote at the said meeting if the Board of Directors shall have fixed such a record date.

2.9 Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting of which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

2.10     REFERENCE: SEE AMENDMENT FOR NEW SECTION 2.10 DATED JANUARY 3, 1995.
                    SEE AMENDMENT FOR SECTION 2.10 DATED FEBRUARY 13, 1995.

2.11     REFERENCE: SEE AMENDMENT FOR NEW SECTION 2.11 DATED JANUARY 3, 1995.
                    SEE AMENDMENT FOR SECTION 2.11 DATED FEBRUARY 13, 1995.

                                        SECTION 3.  DIRECTORS

3.1 The business and affairs of the corporation shall be managed by a Board of Directors of not less than 5 nor more than 25 natural persons. The first Board shall consist of eleven (11) directors. The Board may exercise all such powers of the corporation and do all such lawful acts and things which are not by law or by the Articles of Incorporation or by these by-laws directed or required to be done by the shareholders. The directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose and shall hold office for a term of one year or until their successors are chosen and have qualified. A majority of the full Board of Directors may, at any time, increase the number of directors to a number which does not exceed 25.





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3.2      If the office of a director becomes vacant, the remaining directors, even though not constituting a quorum, may, by a majority vote, fill any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors, or from the retirement of any director) for an unexpired term, provided that the shareholders shall have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.

3.3      REFERENCE: SEE AMENDMENT FOR NEW SECTION 3.3 DATED JANUARY 3, 1995.

                                        SECTION 4.  COMPENSATION OF DIRECTORS

4.1 By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance of each meeting of the Board of Directors and may be paid a regular sum fixed by them for attendance at such meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                        SECTION 5.  MEETINGS OF THE BOARD

5.1 The meetings of the Board of Directors may be held at such place within or without the State of Louisiana as a majority of the Directors may from time to time appoint.

5.2 The first meeting of each newly elected Board shall be held immediately following the annual shareholders' meeting and at the same place as the annual meeting, and no notice of such first meeting shall be necessary to the newly elected directors in order legally to constitute the meeting.

5.3 Regular meetings of the Board may be held without notice at such time and place either within or without the State of Louisiana as shall from time to time be determined by the Board.

5.4 Special meetings of the Board may be called by the President or Chief Executive Officer on two days' notice given to each director, either personally or by telephone, mail or by telegram. Special meetings shall be called by the President or Chief Executive Officer or Secretary in like manner and on like notice on the written request of two directors and if the President or Chief Executive Officer or Secretary fail or refuse, or are unable to call a meeting when requested by any two directors, then the two directors may call the meeting on two days' written notice given to each director.

REFERENCE:  SEE AMENDMENT TO SECTION 5.4 DATED AUGUST 27, 1984.
            SEE AMENDMENT TO SECTION 5.4 DATED JUNE 21, 1994.

5.5 A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board.

REFERENCE:  SEE AMENDMENT TO SECTION 5.5 DATED AUGUST 16, 1993.





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5.6      If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 5.5 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 5.5 hereof, or the refusal of any director present to vote.

5.7 Any action which may be taken at a meeting of the Board of any committee thereof, may be taken by a consent in writing signed by all of the directors and filed with the records of proceedings of the Board or committee.

5.8 Meetings of the Board of Directors may be held by means of conference telephone or similar communications equipment provided that all persons participating in the meeting can hear and communicate with each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                        SECTION 6.  NOTICES

6.1 Any written notice required or permitted by law, the Articles of Incorporation or the Bylaws to be given to any shareholder or director shall be deemed to have been given to each shareholder or director when such notice is served upon such shareholder or director or two business days after such notice is placed in the United States mail, postage prepaid, addressed to such shareholder or director at his last known address.

REFERENCE:  SEE AMENDMENT TO SECTION 6.1 DATED JANUARY 3, 1995.

6.2 Whenever any notice is required to be given by law or the Articles of Incorporation, or the by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                        SECTION 7.  OFFICERS

7.1 The officers of the corporation shall be chosen by the directors and shall be a Chairman of the Board or a President who shall be the Chief Executive Officer, unless some other officer is designated the Chief Executive Officer, one or more Vice-Presidents, a Secretary and a Treasurer. Any two offices may be held by one person.

REFERENCE:  SEE AMENDMENT TO SECTION 7.1 DATED AUGUST 27, 1984.

7.2 The Board of Directors may appoint such other officers and agents as it shall deem necessary or appropriate, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.





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7.3      The salaries of all officers and agents of the corporation shall be fixed upon approval of the Board of Directors.

7.4 The officers of the corporation shall hold office at the pleasure of the Board of Directors.

7.5 The chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer or other designated officer shall preside at all such meetings.

REFERENCE;  SEE AMENDMENT TO SECTION 7.5 DATED AUGUST 16, 1993.
            SEE AMENDMENT TO SECTION 7.5 DATED JANUARY 3, 1995.
            SEE AMENDMENT TO SECTION 7.5 DATED FEBRUARY 13, 1995.

7.6 The Chief Executive Officer shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

7.7 A Senior Vice-President shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Chief Executive Officer or the Board of Directors shall prescribe.

         In the absence of the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer, the duties of the latter shall devolve upon such Senior Vice-President.

REFERENCE:  SEE AMENDMENT TO SECTION 7.7 DATED AUGUST 27, 1984.

7.8 The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer.

7.9 The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.





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                                        SECTION 8.  STOCK

8.1 The certificates of each class of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Every certificate of stock shall be signed by the Chief Executive Officer or President or a Vice President and the Treasurer or the Secretary or Assistant Treasurer or Assistant Secretary, if any. If any stock certificate is signed by a transfer agent or by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer may be a facsimile.

REFERENCE:  SEE AMENDMENT TO SECTION 8.1 DATED AUGUST 27, 1984.

8.2 The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed.
         When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall be required and/or give the corporation a bond in such sun as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

8.3 Upon surrender to the corporation or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

8.4 For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholders is to be taken.

8.5 Except as otherwise provided by law, the corporation, and its directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section shall not be affected by any actual or constructive notice which the corporation, or any of its directors, officer or agents, may have to the contrary.





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8.6      Except as otherwise provided by law or the Articles of Incorporation, dividends upon the stock of the corporation may be declared by the board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock.

8.7 The Board of Directors may create and abolish reserves out of earned surplus for any proper purposes. Earned surplus so reserved shall not be available for payment of dividends, purchase or redemption of shares, or transfer to capital surplus or stated capital.

                                        SECTION 9.  MISCELLANEOUS

9.1 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the of Board of Directors may from time to time designate.

9.2 The Board of Directors may adopt for and on behalf of the corporation a fiscal or a calendar year.

9.3 The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

                                        SECTION 10.  INDEMNIFICATION

10.1 The corporation shall indemnity any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses (including attorney's fees and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action and no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been abjudged to be liable for negligence or misconduct in the performance of his duty to the





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         corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

10.2 To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any such action, suite or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

10.3 The indemnification hereunder (unless ordered by the court) shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made, (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (3) by the shareholders.

10.4 The expenses incurred in defending such an action, suit or proceeding shall be paid by the corporation in advance of the final disposition thereof if authorized by the Board of Directors in the manner provided in Section 10.3 above, upon receipt of an undertaking by or on behalf
         o the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized hereunder.

10.5 The indemnification provided hereunder shall not be deemed excluse of any other rights to which one indemnified may be entitled, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs and legal representatives.

10.6 The corporation may procure insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, nonprofit or foreign corporation, partnership, joint venture or other enterprise against any liability asserted against or incurred by him in any such capacity, or arising out





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         of his status as such, whether or not the corporation would have the power to indemnity him against such liability under the Business Corporation Law of Louisiana.

                                        SECTION 11.  AMENDMENTS

11.1 These by-laws may be amended or repealed by the Board of Directors at any regular or special meeting or by the shareholders at any annual or special meeting, provided notice of the proposed amendment or repeal be contained in the notice of such annual or special meeting of shareholders.



         I, Jack O. Broussard, certify that: (1) I am the duly constituted Secretary of the Board of Directors of New Iberia National Bancorp, Inc., and as such officer am the official custodian of its records; (2) the foregoing by-laws are the by-laws of said corporation, as adopted by the Board and all of them are now lawfully in force and effect.

         IN WITNESS WHEREOF, I have hereunto affixed my official signature, in the City of New Iberia, on this 9th day of May, 1983.

S/Jack O. Broussard
Secretary





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                           AMENDMENTS TO THE BY-LAWS
                        OF THE NEW IBERIA BANCORP, INC.

SECTION 2.2 AMENDED FEBRUARY 22, 1988

2.2 An Annual Meeting of the Shareholders shall be held on the Second Monday of April in each year, or if said day be a legal holiday, then on the next succeeding day not a legal holiday, between the hours of 10:00 a.m. and 3:00 p.m., for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting; provided however, that the Board of Directors may postpone the Annual Meeting for a period not exceeding 2 months.

SECTION 2.2 AMENDED FEBRUARY 22, 1993

2.2 An Annual Meeting of the Shareholders shall be held on the third Monday in April each year, or if said day be a legal holiday, then on the next succeeding day not a legal holiday, between the hours of 10:00 a.m. and 3:00 p.m., for the purpose of electing directors and the transaction of such other business as may properly be brought before the meeting; provided however, that the Board of Directors may postpone the Annual Meeting for a period not exceeding two (2) months.


SECTION 2.3 AMENDED AUGUST 27, 1984

2.3 Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board or Chief Executive Officer or by the Board of Directors. Any time, upon written request of any shareholder or shareholders holding in the aggregate two-thirds of the total voting power, the Secretary shall call a special meeting of shareholders to be held at the registered office of the corp;oration at such time as the secretary may fix, not less than fifteen nor more than sixty days after the receipt of said request.

SECTION 2.3 AMENDED DECEMBER 28, 1994

2.3 Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board or Chief Executive Officer or by the Board of Directors. At any time, upon written request of any shareholder or shareholders holding in the aggregate one-fifth of the total voting power, the Secretary shall call a special meeting of shareholders to be held at the registered office of the corporation at such time as the Secretary may fix, not less than 15 nor more than 60 days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so.





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SECTION 2.10 ADOPTED IN AMENDMENT JANUARY 3, 1995


2.10     Advance notice procedures.
         (a) General. The business to be conducted at any meeting of shareholders of the Corporation shall be limited to such business and nominations as shall comply with the procedures set forth in this section 2.10 and in Section 3.3 of these Bylaws.

         (b) Notification of Shareholder Business. At any special meeting of shareholders only such business shall be conducted as shall have been set forth in the notice of special meeting. At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise (a) properly requested to be brought before the meeting by a shareholder of record entitled to vote in the election of directors generally and (b) constitute a proper subject to be brought before such meeting.

         For business (other than the election of directors) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be either delivered to or mailed and received at the principal executive offices of the Corporation not later than 65 days in advance of such meeting. A shareholder's notice to the Secretary shall set forth as to each matter (other than the election of directors) the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder intending to propose such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, (d) a representation that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business and (e) any material interest of the shareholder in such business.

         Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.1. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting was not a proper subject therefor and/or (ii) such business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting or not a proper subject therefor shall not be transacted.





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         (c)  Meeting Delay.  For purposes of this Section 2.10, and Section
         3.3 of these By-laws, reference to a requirement to deliver notice or information to the corporation a set number of days in advance of an annual meeting shall mean that such notice must be delivered such number of days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the 65th day prior to such annual meeting.

SECTION 2.10 AMENDED FEBRUARY 13, 1995, BY ADDING THE FOLLOWING NEW PARAGRAPH TO THE END OF SECTION 2.10(B).

2.10 (b)The Board of Directors shall, at its next regular meeting after receipt of a request by a shareholder to bring business before a meeting pursuant to this Section 2.10, or within three (3) business days after such receipt, whichever is later, consider whether or not such business constitutes a proper subject to be brought before such meeting and whether such submission was otherwise not in compliance with the provisions of this Section 2.10 as a result of which the business described in such submission will not be brought before the meeting. If the Board determines that the business does not constitute a proper subject to be brought before such meeting or that the submission is otherwise not in compliance with the provisions of this Section 2.10 as a result of which the business described therein will not be brought before the meeting, the Chairman of the Board shall promptly so notify the shareholder submitting such business of the Board's determination and the reason(s) therefor.

SECTION 2.11 ADOPTED IN AMENDMENT JANUARY 3, 1995

2.11 Meetings of shareholders shall not be required to be conducted in accordance with the rules of parliamentary procedure.

SECTION 2.11 AMENDED FEBRUARY 13, 1995, BY ADDING THE FOLLOWING NEW SENTENCE TO THE END OF SECTION 2.11.

2.11 Meetings of shareholders shall be conducted in a fair and impartial manner.

SECTION 3.3 ADOPTED IN AMENDMENT JANUARY 3, 1995

3.3 Nominations for election of the Board of Directors may be made by the Board of Directors or by any shareholder(s) owning an aggregate of 0.2% of the outstanding capital stock of the corporation entitled to vote for the election of Directors. Nominations, other than those made by the Board of Directors, shall be made in writing and shall be delivered or mailed to the Chairman of the Board of the corporation and must be received sixty-five (65) days prior to the date of the annual meeting of shareholders. At the time of the nomination, each nominee must own, in his own right and





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
         unpledged, the number of qualifying share of stock of the Corporation required to be held by directors of The New Iberia Bank pursuant to La. Rev. Stat. 6:282A, as it may be amended from time to time. The notice must include a signed representation to timely provide all information requested by the corporation as a part of its disclosures in regard to the solicitation of proxies for the election of directors. Such notification shall also contain the following information to the extent known to the notifying shareholder or shareholders:

         (a)     the name and address of each proposed nominee;

         (b)     the principal occupation of each proposed nominee;

         (c) the total number of shares of capital stock of the corporation owned by each proposed nominee;

         (d) the name and address of the notifying shareholder or shareholders;

         (e) the number of shares of capital stock of the corporation owned by the notifying shareholder or shareholders;

         (f) the number of shares of stock of any other bank, bank holding company, savings and loan association or other financial institution owned beneficially by the nominee or by the notifying shareholder or shareholders and the identities and locations of such institutions and whether the nominee is on the board of any other financial institution;

         (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged a bankrupt; and

         (h) whether the proposed nominee is or has ever been prohibited by any state or federal regulatory agency from serving on the board of any financial institution.

         The notification shall be signed by the nominating shareholder or shareholders and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance herewith shall be disregarded by the Chairman of the meeting, and all votes cast for each such nominee shall be disregarded. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors, if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.





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
SECTION 5.4 AMENDED AUGUST 27, 1984.

5.4 Special meetings of the Board may be called by the Chairman of the Board or Chief Executive Effacer on two days notice given to each director, either personally or by telephone, mail or telegram.
         Special meetings shall be called by the Chairman of the Board or Chief Executive Officer or Secretary in like manner and or like notice on the written request of two directors and if the Chairman of the Board or Chief Executive Officer or Secretary fail or refuse, or are unable to call a meeting when requested by any two directors, then the two directors may call the meeting on two days written notice given to each director.

SECTION 5.4 AMENDED JUNE 21, 1994

5.4 Special meeting of the Board may be called by the Chairman, President or Chief Executive Officer on 24 hours notice given to each director, either personally or by telephone, mail, by telegram or facsimile. Special meetings shall be called by the Chairman, President or Chief Executive Officer or Secretary in like manner and on like notice on the written request offour directors and if the Chairman, President or Chief Executive Officer or Secretary fail or refuse, or are unable to call a meeting when requested by any four directors, then the four directors may call the meeting on 24 hours written notice given to each director.

SECTION 5.5 AMENDED AUGUST 16, 1993.

5.5 A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board. The Chairman, or officiating person in the absence of the Chairman, will have the right to vote for each issue and not just to break a tie.

SECTION 6.1 AMENDED JANUARY 3, 1995, TO DELETE THE PHRASE "TWO BUSINESS DAYS AFTER" AND TO INSERT IN ITS PLACE THE WORD "WHEN."

6.1 Any written notice required or permitted bylaw, the Articles of Incorporation or these by-laws to be given to any shareholder or director shall be deemed to have been given to such shareholder or director when such notice is served upon such shareholder or director or when such notice is placed in the United States mail, postage prepaid, addressed to such shareholder or director at his last known address.

SECTION 7.1 AMENDED AUGUST 27, 1984

7.1 The officers of the corporation shall be chosen by the directors and shall be a Chairman of the Board, a President, who shall be the Chief Executive Officer unless some other officer is designated the Chief Executive Officer, one or more Vice-Presidents, a secretary and treasurer. Any two offices may be held by one person. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law regulation or practice, to the office of president or imposed by these laws.

SECTION 7.5 AMENDED AUGUST 16, 1993.

7.5 The chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman shall preside; and in the absence of the Vice Chairman, the Chief Executive Officer or other designated officer, shall preside at all such meetings.


SECTION 7.5 AMENDED JANUARY 3, 1995, TO INCLUDE LANGUAGE AUTHORIZING THE CHAIRMAN OF THE BOARD TO PRESIDE AS CHAIRMAN AT ALL SHAREHOLDERS MEETINGS AND TO DETERMINE THE ORDER OF BUSINESS AND PROCEDURE AT THE MEETING.

7.5 The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. In the absence of the Chairman of the Board, the Vice Chairman shall preside; and in the absence of the Vice Chairman, the Chief Executive Officer or other officer designated by the Board of Directors, shall preside at all such meetings. The Chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such rules, regulations and procedures for the manner of voting, the conduct of discussion, attendance or participation at the meeting, tabulation of proxies and ballots and other matters as seem to him appropriate for the proper conduct of the meeting.



SECTION 7.5 AMENDED FEBRUARY 13, 1995, TO DELETE THE LAST SENTENCE THEREOF AND TO INSERT IN ITS PLACE THE FOLLOWING SENTENCE:

7.5 Subject to the provisions of Section 2.11 of these Bylaws, the Chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such rules, regulations and procedures for the manner of voting, the conduct of discussion, attendance or participation at the meeting, the method of tabulation of proxies and ballots and other procedural matters as seem to him appropriate for the proper conduct of the meeting.

SECTION 7.7 AMENDED AUGUST 27, 1984.

7.7 An Executive Vice President shall in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties as the Chief Executive Officer or the Board of Directors shall prescribe. In the absence of the Secretary or Treasurer or any Assistant Secretary or Treasurer, the duties of the later shall devolve upon such Executive Vice-President.

SECTION 8.1 AMENDED AUGUST 27, 1984.

8.1 The certificates of each class of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Every certificate shall be signed by the Chairman of the Board and the Cashier or in their absence by an officer of the corporation selected by the Chairman of the Board. If any stock certificate is signed by a transfer agent or by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer may be a facsimile.





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